Exhibit 99.1
NEWPARK RESOURCES REPORTS THIRD QUARTER 2023 RESULTS

THE WOODLANDS, Texas – October 31, 2023 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced results for the third quarter ended September 30, 2023.
THIRD QUARTER 2023 RESULTS
(all comparisons versus the prior year period unless otherwise noted)
•Industrial Solutions segment revenue of $57.3 million, +12%; year-to-date $161.2 million, +19%
•Fluids Systems segment revenue of $141.2 million, -16%; year-to-date $420.6 million, -8%
•Net Income of $7.7 million, or $0.09 per diluted share
•Adjusted Net Income of $8.4 million, +59%; $0.09 per diluted share, +71%
•Adjusted EBITDA of $22.3 million, +13%
•Adjusted EBITDA margin of 11.2%, +230 basis points
•Total Debt of $86 million, Net Debt of $59 million and Net Leverage of 0.7x as of September 30, 2023
•Repurchased $6 million of common equity under our share repurchase authorization; a total of $26 million repurchased year-to-date

	Third Quarter
(In millions)	2023	2022	Change
Revenues	$198.5	$219.9	$(21.4)
Operating income (loss)	$13.2	$(21.3)	$34.6
Net cash provided by (used in) operating activities	$27.0	$(5.1)	$32.1
Free Cash Flow	$22.9	$(12.7)	$35.6
Fluids Systems Segment
Revenues	$141.2	$168.6	$(27.4)
Operating income (loss)	$7.6	$(24.2)	$31.8
Adjusted EBITDA	$9.9	$8.8	$1.1
Operating margin (%)	5.4%	(14.3)%	1970	bps
Adjusted EBITDA margin (%)	7.0%	5.2%	180	bps
Industrial Solutions Segment
Revenues	$57.3	$51.2	$6.0
Operating income	$14.3	$10.0	$4.3
Adjusted EBITDA	$19.7	$15.4	$4.3
Operating margin (%)	25.0%	19.6%	540	bps
Adjusted EBITDA margin (%)	34.4%	30.1%	430	bps
MANAGEMENT COMMENTARY
“Our team delivered strong third quarter results, while demonstrating continued execution on our multi-year business transformation strategy,” stated Matthew Lanigan, President and Chief Executive Officer of Newpark Resources. “Ongoing commercial growth and operational excellence initiatives across the enterprise contributed to significant year-over-year growth in net income, Adjusted EBITDA and free cash flow in the third quarter, putting us on pace for a solid full-year performance.”
“Our Industrial Solutions segment delivered record third quarter revenue,” continued Lanigan. “Strong underlying demand across our core end-markets, continued share gains and ongoing investments in fleet contributed to 28% year-over-year growth in segment Adjusted EBITDA, together with 430 basis points of Adjusted EBITDA margin expansion.”
“The strategic review of our Fluids business is progressing in accordance with our expectations,” continued Lanigan. “Since launching the sale process in September, we’re pleased with the level of interest from potential acquirers who recognize the high quality of our industry leading technical expertise, service quality and established customer relationships.”
“Fluids Systems segment third quarter revenues declined 16% year-over-year, primarily reflecting the effects of last year’s divestitures and other actions, but importantly, delivered a 12% improvement in Adjusted EBITDA and its strongest Adjusted EBITDA margin in five years, supported by strong activity in Europe and Africa, improved customer mix, a robust seasonal recovery in Canada and continued cost controls in a subdued U.S. market,” continued Lanigan.
“We generated $23 million in free cash flow in the third quarter, bringing our year-to-date free cash flow to $47 million, or 74% of year-to-date Adjusted EBITDA,” stated Gregg Piontek, Senior Vice President and Chief Financial Officer. “As our business has become increasingly cash generative, we’ve taken a programmatic approach toward debt reduction and return of capital. For the twelve months ended September 30, 2023, we reduced outstanding borrowings by more than $70 million, bringing our net leverage to 0.7x at the end of the third quarter, while using nearly $44 million for share repurchases. As previously stated, we will seek to maximize balance sheet optionality, while continuing to pursue the highest return opportunities available to us, including organic investments in rental fleet expansion, further debt reduction and further actions under our share repurchase authorization.”
“With the planned divestiture of our Fluids business, we are actively repositioning Newpark to become a pure-play, high growth specialty rental and services business serving the site and access market,” concluded Lanigan. “On a trailing twelve-month basis, the Industrial Solutions segment has generated $81 million of Adjusted EBITDA, deploying capital toward margin-enhancing growth opportunities that further enhance our unique value proposition. We remain constructive on the significant opportunities for growth in the year ahead as we further scale our vertically integrated platform across our energy infrastructure and industrial markets.”
BUSINESS UPDATE
Newpark is engaged in a multi-year business transformation plan designed to drive organic commercial growth within targeted, higher-margin product and rental markets; improve asset optimization and organizational efficiency; and pursue a capital allocation strategy that prioritizes investments in opportunities with superior return profiles, together with a robust return of capital program.
During the third quarter, Newpark continued to deliver on its business transformation plan, highlighted by the following (all comparisons versus the prior year period unless otherwise noted):
•Strong commercial growth in core Industrial Solutions segment. Industrial Solutions revenue from specialty rental and services increased 16% for the third quarter and 21% for the first nine months of 2023, driven by a combination of continued market share gains and price discipline. Revenues from product sales increased to $19 million for the third quarter of 2023, reflecting typical quarterly fluctuations in order and delivery timing. For the first nine months of 2023, revenues from product sales have increased 13% year-over-year, reflecting strong demand from various sectors, including utilities.
•Delivered significant margin expansion, led by Industrial Solutions. During the third quarter, consolidated gross margin increased 530 basis points year-over-year to 19.8%, while Adjusted EBITDA margin improved 230 basis points to 11.2% in the period. Both reporting segments delivered significant margin expansion in the third quarter compared to the prior year period, with

Industrial Solutions segment Adjusted EBITDA margin increasing 430 basis points to 34.4%, and Fluids Systems segment Adjusted EBITDA margin increasing 180 basis points to 7.0%. Margin expansion was attributable to a combination of improved asset optimization and operating expense leverage.
•Fluids Systems segment momentum continues, led by Eastern Hemisphere. Newpark delivered record Eastern Hemisphere revenue in the third quarter, supported by elevated customer drilling activity in Europe and Africa. Newpark’s Eastern Hemisphere revenue increased 38% in the third quarter to $73 million, contributing 52% of Fluids Systems revenue in the quarter.
•Disciplined management of invested capital. Net assets within Fluids Systems declined $9 million in the third quarter to $234 million, led by a $13 million reduction in U.S. operations. As of September 30, 2023, net working capital represents $196 million of the total Fluids Systems invested capital.
•Prudent balance sheet management highlighted by reduction in net leverage. Over the last twelve months ending September 30, 2023, Newpark has reduced its total debt outstanding by $71 million, supporting a year-over-year reduction in Net Leverage to 0.7x at the end of the third quarter 2023.
•Active return of capital program. Newpark used $6 million to repurchase 1.0 million shares of common equity during the third quarter, bringing its year to date repurchases to $26 million (5.6 million shares) under its share repurchase program. As of September 30, 2023, the Company had $24 million remaining under its existing repurchase authorization.

FINANCIAL PERFORMANCE
In the third quarter 2023, Newpark generated net income of $7.7 million, or $0.09 per diluted share, on total revenue of $198.5 million, compared to a net loss of $24.6 million, or ($0.26) per basic share, on total revenue of $219.9 million, in the prior year period. The Company reported third quarter Adjusted Net Income of $8.4 million, or $0.09 per diluted share, compared to Adjusted Net Income of $5.2 million, or $0.06 per diluted share, in the prior year period. Newpark reported Adjusted EBITDA of $22.3 million in the third quarter 2023, or 11.2% of total revenue, compared to $19.6 million, or 8.9% of total revenue, in the third quarter 2022.
The Industrial Solutions segment generated revenues of $57.3 million in the third quarter 2023, compared to $51.2 million in the prior year period. Segment operating income was $14.3 million in the third quarter, compared to $10.0 million in the prior year period.
The Fluids Systems segment generated revenues of $141.2 million in the third quarter 2023, compared to $168.6 million in the prior year period. Segment operating income was $7.6 million in the third quarter, compared to an operating loss of $24.2 million in the prior year period. The third quarter 2023 Fluids Systems operating income includes $0.4 million in total charges related to net facility exit and severance costs. The third quarter 2022 Fluids Systems operating results included $29.4 million in total non-cash impairment charges related to the long-lived assets and inventory associated with the exit of our Gulf of Mexico operations.
Corporate office expenses were $8.7 million in the third quarter 2023, compared to $6.6 million in the prior year period. The third quarter 2023 corporate office expenses include a $1.5 million charge to reflect higher projected long-term management incentives driven by our relative total shareholder return versus our peer group, $0.5 million of costs related to strategic planning projects, and $0.3 million of severance expense associated with restructuring actions.
BALANCE SHEET AND LIQUIDITY
As of September 30, 2023, Newpark had total cash of $27 million and available liquidity under its U.S. ABL credit facility of $68 million. At the end of the third quarter, the Company had total Net Debt outstanding of $59 million, or 0.7x its trailing twelve-month Adjusted EBITDA as of September 30, 2023.
Newpark generated $27 million of operating cash flow in the third quarter 2023, including $10 million associated with a reduction in net working capital. Capital investments used $4 million, net, primarily funding the expansion of the rental fleet to support organic growth efforts in Industrial Solutions. The Company also used $13 million of cash to reduce debt and $6 million to fund share repurchases.

FINANCIAL GUIDANCE
The following forward-looking guidance reflects the Company’s current expectations and beliefs as of October 31, 2023 and is subject to change. The following statements apply only as of the date of this disclosure and are expressly qualified in their entirety by the cautionary statements included elsewhere in this document.
For the fourth quarter 2023, Newpark currently anticipates the following:
•Industrial Solutions segment revenue in a range of $54-$60 million
•Fluids Systems segment revenue in a range of $110-$120 million
•Total Adjusted EBITDA in a range of $17-$21 million
•Total Free Cash Flow in a range of $12-$20 million
THIRD QUARTER 2023 RESULTS CONFERENCE CALL
A conference call will be held Wednesday, November 1, 2023 at 9:30 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.
A webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.newpark.com. Individuals can also participate by teleconference dial-in. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
To participate in the live teleconference:

Domestic Live:	800-274-8461
International Live:	203-518-9814
Conference ID:	NRQ323
To listen to a replay of the teleconference, which subsequently will be available through November 8, 2023:

Domestic Replay:	888-219-1276
International Replay:	402-220-4949
ABOUT NEWPARK RESOURCES
Newpark Resources, Inc. is a geographically diversified supplier providing environmentally-sensitive products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry; our ability to generate internal growth; economic and market conditions that may impact our customers’ future spending; our customer concentration and reliance on the U.S. exploration and production market; our international operations; the ongoing conflicts in Europe and the Middle East; operating hazards present in the oil and natural gas and utilities industries and substantial liability claims, including catastrophic well incidents; our contracts that can be terminated or downsized by our customers without penalty; our product offering and market expansion; our ability to attract, retain, and develop qualified leaders, key employees, and skilled personnel; our expanding services in the utilities sector, which may require unionized labor; the price and availability of raw materials; inflation; capital investments, business acquisitions, and joint ventures; our market competition; technological developments and intellectual property; severe weather, natural disasters, and seasonality; public health crises, epidemics, and pandemics; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; our legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity breaches or business system disruptions; our ability to execute on strategic actions, including whether any transaction will take place in connection with the strategic review of our Fluids Systems division; our divestitures; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; share repurchases; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
IR CONTACT
Rob Krotee
Vice President, Strategy, Corporate Business Development and Investor Relations
Investors@Newpark.com

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues	$198,498	$183,256	$219,853	$581,784	$590,435
Cost of revenues	159,133	150,170	187,884	474,041	507,078
Selling, general and administrative expenses	26,821	25,576	24,207	77,807	72,970
Other operating (income) loss, net	(703)	(1,184)	(345)	(2,148)	(375)
Impairments and other charges	—	2,816	29,417	2,816	37,322
Operating income (loss)	13,247	5,878	(21,310)	29,268	(26,560)

Foreign currency exchange gain	(445)	(102)	(1,424)	(228)	(1,943)
Interest expense, net	2,027	2,146	1,875	6,262	4,719
Income (loss) before income taxes	11,665	3,834	(21,761)	23,234	(29,336)

Provision for income taxes	3,995	2,132	2,834	8,242	490
Net income (loss)	$7,670	$1,702	$(24,595)	$14,992	$(29,826)

Calculation of EPS:
Net income (loss) - basic and diluted	$7,670	$1,702	$(24,595)	$14,992	$(29,826)

Weighted average common shares outstanding - basic	86,310	85,761	93,737	86,873	92,843
Dilutive effect of stock options and restricted stock awards	1,724	1,712	—	1,810	—
Weighted average common shares outstanding - diluted	88,034	87,473	93,737	88,683	92,843

Net income (loss) per common share - basic:	$0.09	$0.02	$(0.26)	$0.17	$(0.32)
Net income (loss) per common share - diluted:	$0.09	$0.02	$(0.26)	$0.17	$(0.32)

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues
Fluids Systems	$141,236	$135,181	$168,621	$420,591	$454,896
Industrial Solutions	57,262	48,075	51,232	161,193	135,539
Industrial Blending	—	—	—	—	—
Total revenues	$198,498	$183,256	$219,853	$581,784	$590,435

Operating income (loss)
Fluids Systems	$7,573	$1,965	$(24,193)	$13,004	$(20,394)
Industrial Solutions	14,336	12,774	10,036	41,593	26,148
Industrial Blending	—	—	(526)	—	(10,324)
Corporate office	(8,662)	(8,861)	(6,627)	(25,329)	(21,990)
Total operating income (loss)	$13,247	$5,878	$(21,310)	$29,268	$(26,560)

Segment operating margin
Fluids Systems	5.4%	1.5%	(14.3)%	3.1%	(4.5)%
Industrial Solutions	25.0%	26.6%	19.6%	25.8%	19.3%

Summarized operating results (including charges in the Fluids Systems non-GAAP reconciliation table) of our now exited Excalibar business and Gulf of Mexico operations, both included in the Fluids Systems segment historical results, are shown in the following tables:

	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues
Excalibar	$—	$—	$17,623	$—	$44,068
Gulf of Mexico	—	—	8,591	—	18,697
Total revenues	$—	$—	$26,214	$—	$62,765

Operating income (loss)
Excalibar	$—	$—	$888	$—	$2,538
Gulf of Mexico	(358)	(2,107)	(32,931)	(4,776)	(39,192)
Total operating income (loss)	$(358)	$(2,107)	$(32,043)	$(4,776)	$(36,654)

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$26,611	$23,182
Receivables, net	195,269	242,247
Inventories	143,252	149,571
Prepaid expenses and other current assets	12,961	10,966
Total current assets	378,093	425,966

Property, plant and equipment, net	192,718	193,099
Operating lease assets	21,950	23,769
Goodwill	47,138	47,110
Other intangible assets, net	17,750	20,215
Deferred tax assets	2,282	2,275
Other assets	2,104	2,441
Total assets	$662,035	$714,875

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$24,818	$22,438
Accounts payable	81,423	93,633
Accrued liabilities	46,815	46,871
Total current liabilities	153,056	162,942

Long-term debt, less current portion	60,896	91,677
Noncurrent operating lease liabilities	18,219	19,816
Deferred tax liabilities	7,183	8,121
Other noncurrent liabilities	8,714	9,291
Total liabilities	248,068	291,847

Common stock, $0.01 par value (200,000,000 shares authorized and 111,669,464 and 111,451,999 shares issued, respectively)	1,117	1,115
Paid-in capital	638,338	641,266
Accumulated other comprehensive loss	(68,309)	(67,186)
Retained earnings	11,441	2,489
Treasury stock, at cost (25,792,378 and 21,751,232 shares, respectively)	(168,620)	(154,656)
Total stockholders’ equity	413,967	423,028
Total liabilities and stockholders’ equity	$662,035	$714,875

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2023	2022
Cash flows from operating activities:
Net income (loss)	$14,992	$(29,826)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Impairments and other non-cash charges	2,816	37,322
Depreciation and amortization	23,507	30,259
Stock-based compensation expense	4,967	5,102
Provision for deferred income taxes	(1,031)	(5,717)
Credit loss expense	827	721
Gain on sale of assets	(2,176)	(2,550)
Amortization of original issue discount and debt issuance costs	409	724
Change in assets and liabilities:
(Increase) decrease in receivables	33,917	(26,494)
Increase in inventories	(2,160)	(58,722)
Increase in other assets	(2,133)	(3,976)
Increase (decrease) in accounts payable	(11,179)	24,751
Increase in accrued liabilities and other	1,086	313
Net cash provided by (used in) operating activities	63,842	(28,093)

Cash flows from investing activities:
Capital expenditures	(20,134)	(17,720)
Proceeds from divestitures	19,355	—
Proceeds from sale of property, plant and equipment	2,952	2,497
Net cash provided by (used in) investing activities	2,173	(15,223)

Cash flows from financing activities:
Borrowings on lines of credit	198,486	241,487
Payments on lines of credit	(229,657)	(199,549)
Proceeds from term loan	—	3,754
Debt issuance costs	—	(999)
Purchases of treasury stock	(28,226)	(2,619)
Proceeds from employee stock plans	179	—
Other financing activities	(2,950)	(2,251)
Net cash provided by (used in) financing activities	(62,168)	39,823

Effect of exchange rate changes on cash	(504)	(2,083)

Net increase (decrease) in cash, cash equivalents, and restricted cash	3,343	(5,576)
Cash, cash equivalents, and restricted cash at beginning of period	25,061	29,489
Cash, cash equivalents, and restricted cash at end of period	$28,404	$23,913

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)

To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Common Share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA Margin, Net Debt, and Net Leverage.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Common Share
The following tables reconcile the Company’s net income (loss) and net income (loss) per common share calculated in accordance with GAAP to the non-GAAP financial measures of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Common Share:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income (loss) (GAAP)	$7,670	$1,702	$(24,595)	$14,992	$(29,826)
Impairments and other charges	—	2,816	29,417	2,816	37,322
Facility exit costs and other, net	358	2,107	526	4,757	1,558
Severance costs	506	1,169	—	2,630	519
Tax on adjustments	(182)	(1,019)	(110)	(1,883)	(437)
Tax benefit on restructuring of certain subsidiary legal entities	—	—	—	—	(3,111)
Adjusted Net Income (non-GAAP)	$8,352	$6,775	$5,238	$23,312	$6,025

Adjusted Net Income (non-GAAP)	$8,352	$6,775	$5,238	$23,312	$6,025

Weighted average common shares outstanding - basic	86,310	85,761	93,737	86,873	92,843
Dilutive effect of stock options and restricted stock awards	1,724	1,712	446	1,810	1,348
Weighted average common shares outstanding - diluted	88,034	87,473	94,183	88,683	94,191

Adjusted Net Income Per Common Share - Diluted (non-GAAP):	$0.09	$0.08	$0.06	$0.26	$0.06

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
The following table reconciles the Company’s net income (loss) calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues	$198,498	$183,256	$219,853	$581,784	$590,435

Net income (loss) (GAAP)	$7,670	$1,702	$(24,595)	$14,992	$(29,826)
Interest expense, net	2,027	2,146	1,875	6,262	4,719
Provision for income taxes	3,995	2,132	2,834	8,242	490
Depreciation and amortization	7,704	7,908	9,696	23,507	30,259
EBITDA (non-GAAP)	21,396	13,888	(10,190)	53,003	5,642
Impairments and other charges	—	2,816	29,417	2,816	37,322
Facility exit costs and other, net	358	1,944	388	4,594	1,150
Severance costs	506	1,169	—	2,630	519
Adjusted EBITDA (non-GAAP)	$22,260	$19,817	$19,615	$63,043	$44,633
Adjusted EBITDA Margin (non-GAAP)	11.2%	10.8%	8.9%	10.8%	7.6%

Free Cash Flow
The following table reconciles the Company’s net cash provided by (used in) operating activities calculated in accordance with GAAP to the non-GAAP financial measure of Free Cash Flow:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net cash provided by (used in) operating activities (GAAP)	$26,994	$7,404	$(5,082)	$63,842	$(28,093)
Capital expenditures	(4,787)	(8,375)	(8,205)	(20,134)	(17,720)
Proceeds from sale of property, plant and equipment	648	1,564	554	2,952	2,497
Free Cash Flow (non-GAAP)	$22,855	$593	$(12,733)	$46,660	$(43,316)

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
The following tables reconcile the Company’s segment operating income calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin:

Fluids Systems	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues	$141,236	$135,181	$168,621	$420,591	$454,896
Operating income (GAAP)	$7,573	$1,965	$(24,193)	$13,004	$(20,394)
Depreciation and amortization	1,883	1,961	3,598	5,819	11,517
EBITDA (non-GAAP)	9,456	3,926	(20,595)	18,823	(8,877)
Impairments and other charges	—	2,816	29,417	2,816	29,417
Facility exit costs and other, net	358	1,944	—	4,594	—
Severance costs	40	148	—	1,143	235
Adjusted EBITDA (non-GAAP)	$9,854	$8,834	$8,822	$27,376	$20,775
Operating Margin (GAAP)	5.4%	1.5%	(14.3)%	3.1%	(4.5)%
Adjusted EBITDA Margin (non-GAAP)	7.0%	6.5%	5.2%	6.5%	4.6%

Industrial Solutions	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues	$57,262	$48,075	$51,232	$161,193	$135,539
Operating income (GAAP)	14,336	$12,774	$10,036	$41,593	$26,148
Depreciation and amortization	5,224	5,277	5,367	15,758	16,171
EBITDA (non-GAAP)	19,560	18,051	15,403	57,351	42,319
Severance costs	162	92	—	254	161
Adjusted EBITDA (non-GAAP)	$19,722	$18,143	$15,403	$57,605	$42,480
Operating Margin (GAAP)	25.0%	26.6%	19.6%	25.8%	19.3%
Adjusted EBITDA Margin (non-GAAP)	34.4%	37.7%	30.1%	35.7%	31.3%

Industrial Blending	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues	$—	$—	$—	$—	$—
Operating income (loss) (GAAP)	$—	$—	$(526)	$—	$(10,324)
Depreciation and amortization	—	—	138	—	678
EBITDA (non-GAAP)	—	—	(388)	—	(9,646)
Impairment	—	—	—	—	7,905
Facility exit costs and other, net	—	—	388	—	1,150
Severance costs	—	—	—	—	123
Adjusted EBITDA (non-GAAP)	$—	$—	$—	$—	$(468)

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin - Trailing Twelve Months (“TTM”)

Consolidated	Three Months Ended				TTM
(In thousands)	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	September 30, 2023
Revenues	$225,159	$200,030	$183,256	$198,498	$806,943
Net income (GAAP)	$8,992	$5,620	$1,702	$7,670	$23,984
Interest expense, net	2,321	2,089	2,146	2,027	8,583
Provision (benefit) for income taxes	3,881	2,115	2,132	3,995	12,123
Depreciation and amortization	8,351	7,895	7,908	7,704	31,858
EBITDA (non-GAAP)	23,545	17,719	13,888	21,396	76,548
Impairments and other charges	—	—	2,816	—	2,816
Gain on divestiture	(3,596)	—	—	—	(3,596)
Facility exit costs and other, net	1,303	2,292	1,944	358	5,897
Severance costs	216	955	1,169	506	2,846
Adjusted EBITDA (non-GAAP)	$21,468	$20,966	$19,817	$22,260	$84,511
Adjusted EBITDA Margin (non-GAAP)	9.5%	10.5%	10.8%	11.2%	10.5%

Fluids Systems	Three Months Ended				TTM
(In thousands)	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	September 30, 2023
Revenues	$167,705	$144,174	$135,181	$141,236	$588,296
Operating income (GAAP)	$4,828	$3,466	$1,965	$7,573	$17,832
Depreciation and amortization	2,358	1,975	1,961	1,883	8,177
EBITDA (non-GAAP)	7,186	5,441	3,926	9,456	26,009
Impairments and other charges	—	—	2,816	—	2,816
Gain on divestiture	(971)	—	—	—	(971)
Facility exit costs and other, net	1,000	2,292	1,944	358	5,594
Severance costs	163	955	148	40	1,306
Adjusted EBITDA (non-GAAP)	$7,378	$8,688	$8,834	$9,854	$34,754
Operating Margin (GAAP)	2.9%	2.4%	1.5%	5.4%	3.0%
Adjusted EBITDA Margin (non-GAAP)	4.4%	6.0%	6.5%	7.0%	5.9%

Industrial Solutions	Three Months Ended				TTM
(In thousands)	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	September 30, 2023
Revenues	$57,454	$55,856	$48,075	$57,262	$218,647
Operating income (GAAP)	$17,751	$14,483	$12,774	$14,336	$59,344
Depreciation and amortization	5,482	5,257	5,277	5,224	21,240
EBITDA (non-GAAP)	23,233	19,740	18,051	19,560	80,584
Severance costs	53	—	92	162	307
Adjusted EBITDA (non-GAAP)	$23,286	$19,740	$18,143	$19,722	$80,891
Operating Margin (GAAP)	30.9%	25.9%	26.6%	25.0%	27.1%
Adjusted EBITDA Margin (non-GAAP)	40.5%	35.3%	37.7%	34.4%	37.0%

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Net Debt and Net Leverage
The following table reconciles the Company’s total debt calculated in accordance with GAAP to the non-GAAP financial measures of Net Debt and Net Leverage:

(In thousands)	September 30, 2023	December 31, 2022	September 30, 2022
Current debt	$24,818	$22,438	$23,431
Long-term debt, less current portion	60,896	91,677	133,637
Total Debt	85,714	114,115	157,068
Less: cash and cash equivalents	(26,611)	(23,182)	(20,450)
Net Debt	$59,103	$90,933	$136,618

Adjusted EBITDA (non-GAAP) - TTM	$84,511	$66,101	$56,013

Net Leverage	0.7x	1.4x	2.4x
###